Registration No. 333-_________

As filed with the Securities and Exchange Commission on March ___, 2009

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

ECO ENERGY PUMPS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3561 (Primary Standard Industrial Classification Number)	26-3550371 (IRS Employer Identification Number)

112 North Curry Street

Carson City, Nevada 89703

Telephone No.:  (775) 284-3713

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

John David Palmer

President

Eco Energy Pumps, Inc.

112 North Curry Street

Carson City, Nevada 89703

Telephone No.:  (775) 284-3713

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	4,000,000	$0.02	$80,000	$4.46

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

ECO ENERGY PUMPS, INC.

4,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Eco Energy Pumps, Inc.  (“Eco Energy Pumps”) and it is not presently traded on any market or securities exchange.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained. 4,000,000 shares of common stock are being offered for sale by the Company to the public at an offering price of $0.02 per share.

The price per share will be $0.02. Eco Energy Pumps will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Investing in our securities involves a high degree of risk.  You should carefully consider the factors described under the heading “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is March 20, 2009

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about ECO ENERGY PUMPS, INC.

ECO ENERGY PUMPS, INC. (“Eco Energy Pumps, “we”, “the Company”) was incorporated in the State of Nevada on October 14th, 2008, and has a fiscal year end of October 31. We are a development-stage Company that intends to develop an efficient water pump powered by solar energy with an exclusive pump design. This product will be economical, portable and versatile; excellent for using in farms, irrigation, livestock watering and locations without power lines in general, such as remote homes and villages. It will be capable of pumping water from no matter how deep.

Its main differential will be the exclusive rotary style, positive flow pump, which will be able to pump water continually with little waste of energy.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 284-3713 and our fax number is (775) 313-9872.

As of January 31, 2009, the end of the most recent fiscal quarter, Eco Energy Pumps had raised $9,300 through the sale of its common stock. There is $4,230 of cash on hand in the corporate bank account. The Company currently has liabilities of $4,500, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $5,700. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

Eco Energy Pumps has 9,300,000 shares of common stock issued and outstanding and is registering additional 4,000,000 shares of common stock for offering to the public. The Company will endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. Eco Energy Pumps will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	4,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.02.
Number of shares outstanding before the offering of common shares.	9,300,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	13,300,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $0.02.

Eco Energy Pumps may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Eco Energy Pumps’ common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Eco Energy Pumps will receive all proceeds from the sale of the common stock. If all 4,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $80,000. The Company intends to use the proceeds from this offering (i) to build the pump prototype, estimated at $25,000, (ii) to initiate the company's sales and marketing campaign, estimated at $31,000, (iii) supplies and storage costs estimated to be $16,000 (iv) administrative expenses estimated to cost $2,300.  The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,700 are being paid for by Eco Energy Pumps.

Termination of the offering

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Eco Energy Pumps may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Eco Energy Pumps has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of January 31, 2009
Total Assets	$4,230
Total Liabilities	$4,500
Shareholder’s Equity	($270)
Operating Data	October 14th, 2008 through January 31, 2009
Revenue	$0.00
Net Loss	$6,565
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, Eco Energy Pumps has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. Eco Energy Pumps should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR FINANCIAL CONDITION

Since the Company anticipates operating expenses will increase prior to earning revenue, we may never achieve profitability

The company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the company will have costs related to (i) development of the pump prototype, (ii) sales and marketing campaign, (iii) supplies and storage costs, (iv) preparation of this prospectus and the filing of this registration statement and (v) other general corporate and working capital purposes (see Plan of Operations below).

There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our services will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

There is substantial uncertainty about the ability of Eco Energy Pumps continue its operations as a going concern

In their audit report dated February 23, 2009; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to Eco Energy Pumps, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “Audited Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

If we do not obtain adequate financing, our business will fail, resulting in the complete loss of your investment

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

RISKS RELATED TO THIS OFFERING

Because there is no public trading market for our common stock, you may not be able to resell your stock

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

 The offering price and other terms and conditions relative to the company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Investing in the Company is a highly speculative investment and could result in the entire loss of your investment

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Buyers will pay more for our common stock than the pro rata portion of the assets are worth; as a result, investing in our Company may result in an immediate loss

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since the company has only recently been formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of Eco Energy Pumps’s common stock. Eco Energy Pumps’s assets do not substantiate a share price of $0.02. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

The Company`s management could issue additional shares, since the Company has 75,000,000 authorized shares, diluting the current share holder`s equity

The company has 75,000,000 authorized shares, of which only 9,300,000 are currently issued and outstanding and only 13,300,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

As we do not have an escrow or trust account for investors’ subscriptions, if we file for or are forced into bankruptcy protection, investors will lose their entire investment

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

As we may be unable to create or sustain a market for the Company`s shares, they may be extremely illiquid

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the company cannot apply directly to be quoted on the Nasdaq’s Over-the-Counter Bulletin Board (“OTC Bulletin Board”). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company’s stock. Despite the company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The company may consider pursuing a listing on the OTC Bulletin Board after this registration becomes effective and the company has completed its offering.

In the event that the Company`s shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of the Company`s shares

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Since our Company`s sole Officer and Director currently owns 100% of the outstanding common stock, investors may find that his decisions are contrary to their interests

The company’s sole Officer and Director own 100% of the outstanding shares and will own over 69.9% after this offering is completed. As a result, he may have control of the company and be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

All decisions regarding the management of the company’s affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole Officer and Director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole Officer and Director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the company’s management.

We will require a significant amount of cash, which may not be available to us, to service our debt, pay dividends and fund our other liquidity needs.

       Our ability to make payments on, or to refinance or repay, our debt, fund planned capital expenditures, pay dividends on our common stock and expand our business will depend largely upon our future operating performance. Our future operating performance is subject to general economic, financial, competitive, legislative and regulatory factors, as well as other factors that are beyond our control. Our business may not generate enough cash flow, or future borrowings may not be available to us under our senior credit facilities or otherwise, in an amount sufficient to enable us to pay our debt, pay dividends or fund our other liquidity needs. If we are unable to generate sufficient cash to service our debt requirements, we will be required to refinance our senior credit facilities. We may not be able to refinance any of our debt, including the senior credit facilities, under such circumstances, on commercially reasonable terms or at all. If we are unable to refinance our debt or obtain new financing under these circumstances, we would have to consider other options, including, sales of certain assets to meet our debt service requirements, sales of equity and negotiations with our lenders to restructure the applicable debt.

       Our senior credit facilities could restrict our ability to implement any or all of these options. If we are forced to pursue any of the above options under distressed conditions, our business and/or the value of our common stock could be adversely affected.

State securities laws may limit secondary trading, which may restrict the States in which and conditions under which you can sell the shares offered by this prospectus

Secondary trading in common stock sold in this offering will not be possible in any State until the common stock is qualified for sale under the applicable securities laws of the State or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the State.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular State, the common stock could not be offered or sold to, or purchased by, a resident of that State. In the event that a significant number of States refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of Eco Energy Pumps

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of CanAm Uranium from doing so if it cannot obtain the approval of our board of directors.

RISKS RELATED TO INVESTING IN OUR COMPANY

We lack an operating history and there is no assurance our future operations will result in profitable revenues, which could result in suspension or end of our operations

We were incorporated on October 14, 2008 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our services; fluctuations in the demand for water pumps; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers and to be distinguished from the market as a economical, versatile and portable product . Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

As the Company’s sole Officer and Director has other outside business activities, he may not be in a position to devote a majority of his time to the Company, which may result in a periodic interruptions or business failure

Mr. Palmer, our sole Officer and Director, has other business interests and currently devotes approximately 15 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Palmer, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company’s business require the full business time of our sole Officer and Director, he is prepared to adjust his timetable to devote more time to the company’s business. However, he may not be able to devote sufficient time to the management of the company’s business, which may result in periodic interruptions in implementing the company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

Key management personnel may leave the Company which could adversely affect the ability of the Company to continue operations

The company is entirely dependent on the efforts of its sole Officer and Director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the company to operate profitably. The company does not maintain key person life insurance on its sole Officer and Director.

It may be impossible to hire additional experienced professionals, if necessary, and we may have to suspend or cease operations

Since our management does not have prior experience in the marketing of solar water pumps, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

In the case of the Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to the shareholders

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS RELATED TO THE COMPANY’S MARKET AND STRATEGY

Since we are a new Company and lack an operating history, we face a high risk of business failure which would result in the loss of your investment

Eco Energy Pumps is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on October 14, 2008 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of huge companies offering similar products, the entry of new competitors into the solar water pump industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the water pumping industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

Company’s ability to implement the business strategy

Although the company intends to pursue a strategy of marketing our products throughout North America at first moment and in development-stage countries afterwards, implementation of this strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with our customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

We may be unable to gain any significant market acceptance for our products or establish a significant market presence

The Company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

The Company may be unable to manage its future growth

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS

Because we have never built a prototype before, our pump system may not work properly and/or the production cost can exceed expectations, and if we do not succeed in being able to develop, launch and market our pump system in a timely manner, our business, operations, and potential for profitability will be severely hampered

Although we estimated the cost of production of a prototype of our pump, we have never built one before; so the cost of production could be higher than expected. Thus we won’t be able to offer our products at a reasonable price. Furthermore, we may find problems in the manufacturing process and/or pumping function. If we are unable to develop our product, we will have to cease our operations, resulting in the complete loss of your investment.

Our product may not be able to distinguish itself in the market

There are a wide range of companies that offer similar products so, if we are unable to demonstrate clearly the concept that makes our products unique to the public and they don’t acknowledge the singularity and innovation of our products, we may be unable to attract enough clients

The Company may be unable to make necessary arrangements at acceptable cost

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, do the proper negotiations regarding the sales of our pumps or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

General Competition

The Company has identified a market opportunity for our product in the water pump industry. Big competitors may enter this sector with superior products, conditions and benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds	$20,000	$40,000	$60,000	$80,000

Legal & Accounting	4,000	4,000	4,000	4,000
Printing	200	200	200	200
Transfer Agent	1,500	1,500	1,500	1,500
Total	$5,700	$5,700	$5,700	$5,700

Less PRODUCT DEVELOPMENT
Prototype development	10,000	20,000	25,000	25,000
Total	$10,000	$20,000	$25,000	$25,000

Less MARKETING & SALES EXPENDITURES
Negotiations / demonstrations	300	3,000	6,000	8,500
Online advertisement / Website / Hosting	1,000	2,500	3,000	5,000
Trade shows	400	2,000	6,000	10,000
General advertising	300	1,000	5,000	7,500
Total	$2,000	$8,500	$20,000	$31,000

Less SUPPLIES AND STORAGE
Supplies	1,000	3,000	5,000	11,000
Rent	1,000	2,000	3,000	5,000
Total	$2,000	$5,000	$8,000	$16,000

Less ADMINISTRATION EXPENDITURES
Office supplies, stationery	300	800	1,300	2,300
Total	$300	$800	$1,300	$2,300

TOTALS	$20,000	$40,000	$60,000	$80,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Eco Energy Pumps and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s sole Officer and Director for common equity since the Company’s inception on October 14, 2008. The Company’s sole Officer and Director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.020
Net tangible book value per share before offering	$0.000
Potential gain to existing shareholders	$$80,000
Net tangible book value per share after offering	$0.0056
Increase to present stockholders in net tangible book value per share after offering	$0.0056
Capital contributions	$$80,000
Number of shares outstanding before the offering	9,300,000
Number of shares after offering held by existing stockholders	9,300,000
Percentage of ownership after offering	69.9%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.014
Capital contributions	$$80,000
Percentage of capital contributions	89.6%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	30.1%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.016
Capital contributions	$60,000
Percentage of capital contributions	86.8%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	24.4%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.017
Capital contributions	$40,000
Percentage of capital contributions	81.1%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	17.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.019
Capital contributions	$20,000
Percentage of capital contributions	68.3%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	9.7%

PLAN OF DISTRIBUTION

9,300,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock for possible resale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Eco Energy Pumps will receive all proceeds from the sale of those shares. The price per share is fixed at $0.02 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over-the- Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the Company or by agreement between both parts.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Eco Energy Pumps has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Eco Energy Pumps will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 69.9% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Eco Energy Pumps will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chartered, 6490 West Desert Inn Road, Las Vegas, Nevada, 89146, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On October 14, 2008, Mr. John David Palmer, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of October 31. The objective the Copmany is to enter into the water pumping industry.

Eco Energy Pumps, Inc. intends to develop very efficient solar water pumps with an exclusive rotary style positive flow pump, which will be able to drag water incessantly with no waste of energy.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is 775-284-3713 and our fax number is 775-313-9872.

The Company has not yet implemented its business model and to date has generated no revenues.

Eco Energy Pumps has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Description of our Products

Eco Energy Pumps, Inc. plans to produce a water pump that will also be a clean and simple alternative to fuel-burning generators and windmills for locations without power lines. Our pumps will require no fuel deliveries and simple maintenance (4 to 5 years). A solar pump delivers the most water when it is needed the most: when the weather is sunny and dry.

The components comprising our solar powered water pump system are: a submersible brushless DC motor built in a 4 inches-diameter pipe, a uniquely designed 3 holes pump system, photovoltaic arrays (solar panels) and water resistant wires. The water pump will be presented as a sealed unit: the motor will be built in the pipe and will run a disk over our exclusive 3 holes pump system. In case of deep water extractions, these sealed units can be placed in series.

Solar panels will generate electricity on-site, converting solar energy to direct-current (DC) electricity. The electrical output from a solar panel is DC. If a pump has an alternating-current (AC) motor, an inverter would be required to convert the DC electricity produced by the solar panels to AC electricity. Due to the increased complexity, cost and the reduced efficiency of an AC system, our pumps will use DC motors.

Our solar powered water pump system will be efficient because of its rotary style positive flow pump, which sucks in water continuously. Unlike a typical piston pump, that only pump in one of its two directions, our pump will act constantly. This constant pumping will be made possible due to our exclusive pump design. The pump will be built inside a 4 inches diameter pipe and will have 3 holes with a disk that will pass over them in a circular motion. When the disk passes over a hole, covering and then uncovering it, it creates suction and because the disk has a constant circular motion, the disk will always be passing over one of the 3 holes; resulting in continuous water suction. Therefore, it will be pumping in every motor rotation with no waste of energy. The water will be sucked into the sealed unit and because the motor is built in the pipe, all the water will pass around the motor, keeping it always cool.

Pressure is determined by Total Vertical Pumping Distance referred to simply as "Head" or Total Dynamic Head "TDH".   It is roughly equal to an increase of 1 PSI (Pound per Square Inch) for every 2.31 Feet of TDH.  Thus a vertical pumping distance of 231 feet (~70 Meters) equates to a pressure of 100 PSI.  Therefore, to pump water from 160 Feet, it is required a pressure of 70PSI.

Our pumps will use 24 Volt DC, ¾ HP brushless motors. Each sealed unit will be able to generate a pressure of 70PSI.  If placed in series, the pumping power of each unit will add with the next, for example: two units can pump up to 320 Feet. In other words, it will pump from any depth, but a sealed unit is required for each 160 Feet.

Competitive Advantages

We intend to produce an efficient, low cost, portable, simple maintenance and easy to install product. Solar pumps in general are better than fuel-burning generators and windmills because it requires no fuel deliveries and demands low maintenance, besides the fact that they are environmentally correct. Our pumps will require a minimum maintenance and will suppose will not waste energy due to its exclusive pump design.

It will be very compact, since the brushless DC motor will be built in the pipe. This product will have great life expectancy and reliability because of its brushless motor and its pumping system. Its 3 holes pumping system will allow continuous pump, even if one hole gets clogged. The pumped water will also work as a constant motor-cooler, avoiding high motor temperatures which could damage its magnets.

Brushless DC motors have longer lifetime because there is no brush erosion, no ionizing sparks from the commutator and overall reduction of electromagnetic interference (EMI), besides reduced noise. A brushless DC motor requires no point of electrical or mechanical contact between the source voltage and the rotating component of the motor and therefore, brushless motors are virtually maintenance free. For the same input power, a brushless DC motor will convert more electrical power into mechanical power than a brushed motor, mostly due to absence of friction of brushes.

Marketing

Eco Energy Pumps, Inc. will develop informative brochures showing the uniqueness of its pumps, exposing main advantages and characteristics. More detailed information and animated demonstrations of the exclusive pump system will be available in our to-be-developed website www.ecoenergypumps.com.

Our marketing campaign plans include demonstration of our products to non-governmental and governmental Institutions that are funding the development of extraction and delivery of water and sanitation in Africa and in development stage countries in general. Our strategy is to contact those Institutions directly and offer actual demonstrations of our product.

The company will also exhibit its product in Farmers’ Trade shows across North America. We will display our pump system in these events, giving demonstrations of how this product can be used in farms, for irrigation purposes, livestock watering and locations without power lines in general, like remote homes and villages.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for patent, trademark and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights under applicable patent, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer.

Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the water pumping industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Eco Energy Pumps has no permanent staff other than its sole Officer and Director, Mr. John David Palmer, who is the President and Chairman of the Company. Mr. Palmer is employed elsewhere and has the flexibility to work on Eco Energy Pumps up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment or other compensation agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole Officer and Director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

ECO ENERGY PUMPS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

JANUARY 31, 2009

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATION

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Eco Energy Pumps Inc

(A Development Stage Company)

We have audited the accompanying balance sheet of Eco Energy Pumps Inc (A Development Stage Company) as of January 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period ended since inception on October 14, 2008 through January 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eco Energy Pumps Inc (A Development Stage Company) as of January 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period ended since inception on October 14, 2008 through January 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has no operations and no established source of revenues, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

February 23, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

ECO ENERGY PUMPS, INC.

(A Development Stage Company)

BALANCE SHEET

(Audited)

January 31, 2009 (Audited)

ASSETS
Trust Account	$ 4,230
CURRENT ASSETS	$ 4,230
TOTAL ASSETS	$ 4,230

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accrued Expenses	$ 4,500
TOTAL CURRENT LIABILITIES	$ 4,500

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
9,300,000 shares of common stock	$ 9,300
Subscription Receivable	$ (3,005)
Accumulated Deficit during development stage	$ (6,565)
TOTAL STOCKHOLDER’S EQUITY/(DEFICIT)	$ (270)
TOTAL LIABILITES AND STOCKHOLDER’S EQUITY/(DEFICIT)	$ 4,230

The accompanying notes are an integral part of these financial statements

ECO ENERGY PUMPS, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Audited)

Cumulative results of operations from October 14, 2008 (date of inception) to January 31, 2009
REVENUE	$ -

OPERATING EXPENSES
Professional Fees	$ (5,250)
Office and general	$ (1,315)

NET LOSS	$ (4,565)

Provision for income taxes	$ -
NET LOSS, after taxes	$ (6,565)
BASIC AND DILUTED LOSS PER COMMON SHARE	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	9,300,000

The accompanying notes are an integral part of these financial statements

ECO ENERGY PUMPS, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (October 14, 2008) TO January 31, 2009

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Development Stage	Total
	Number of shares	Amount

Common stock issued for cash at $0.001 per share
- October 14, 2008	9,300,000	$ 9,300	$ -	$ (3,005)	$ -	$ 6,295

Net Loss for the period ended January 31, 2009	-	-	-	-	(6,565)	(6,565)

Balance, January 31, 2009	9,300,000	9,300	-	(3,005)	(6,565)	(270)

The accompanying notes are an integral part of these financial statements

ECO ENERGY PUMPS, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Audited)

October 14, 2008 (date of inception) to January 31, 2009

OPERATING ACTIVITIES
Net loss	$ (6,565)
Accrued Expenses	4,500
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(2,065)

FINANCING ACTIVITIES
Common Shares	6,295

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,295

NET INCREASE (DECREASE) IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ 4,230

Cash paid for:

Interest	$ -

Income taxes	$ -

The accompanying notes are an integral part of these financial statements

ECO ENERGY PUMPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

ECO ENERGY PUMPS, INC. (“Company”) is in the initial development stage and has incurred losses since inception totaling $6,565.  The Company was incorporated on October 14, 2008 in the State of Nevada and established a fiscal year end of October 31.  The Company is a development stage company organized to develop a very efficient water pump powered by solar energy. Its main differential will be the exclusive rotary style positive flow pump, which will be able to pump water continually with no waste of energy.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.”  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

ECO ENERGY PUMPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock

Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Advertising

The company expenses advertising as incurred.  The company has had no advertising since inception.

Recent Accounting Pronouncements

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related

ECO ENERGY PUMPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009.

It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this

ECO ENERGY PUMPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2009

statement is the same as that of the related FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.   As of January 31, 2009, the Company had issued 9,300,000 Founder’s shares at $0.001 per share for net funds to the Company of $9,300.

ECO ENERGY PUMPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2009

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of January 31, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

Net deferred tax asset

$

0

$

0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period starting upon the end of the sale of our stock, our company must raise capital and start its sales. The first stage of our operations over this period is to develop the prototype of our exclusive solar pump system and make all the adjustments necessary to assure high quality. We expect to complete this step within 120 days of the end of the sale of our stock.

The second stage is to develop our company’s website with detailed information and animated demonstrations of our unique pump system. We expect to complete this step in 180 days after the end of the sale of our stock.

The third stage consists in our product Marketing and Sales campaign including: finding a storage space and buying pump supplies; exposition in Trade Shows across North America; distribution of flyers and brochures and demonstration of our products to non-governmental and governmental Institutions that are funding the development of extraction and delivery of water and sanitation in Africa and in development stage countries in general. We expect to be fully operational within 360 days after the end of the sale of our stock.

If we are unable to complete any phase of our systems development or marketing efforts because we don’t have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our business development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment

Results of Operations

For the period from inception through January 31, 2009, we had no revenue. Expenses for the period totaled $6,565 resulting in a Net loss of $6,565.

Capital Resources and Liquidity

As of January 31, 2009 we had $4,230 in cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

The Company’s sole Officer and Director, Mr. Palmer has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole Officer and Director.

The name, address, age and position of our present sole Officer and Director is set forth below:

Name	Age	Position(s)
John David Palmer 2665 Windwood Drive, Suite 208 Mississauga, Ontario, Canada L5N 2P2	56	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Mr. Palmer has over 25 years of sales, marketing and management experience in Information Technology, manufacturing and service industries.  His strong business background was honed over the past 15 years in senior management positions.

As VP of Marketing for the past 6 years with Morgan and Associates, an accounting/consulting firm primarily involved in evaluating new business opportunities.  Mr. Palmer has acquired extensive knowledge of new technologies in hydraulic mixing systems, Fuel Cell applications, solar and wind power generators, salt water pool chlorination systems, etc. Mr. Palmer advised new and existing technology companies on various investment options, from Seed Capital or Equity partners to Mezzanine financing.  Numerous roll-up acquisition strategies were funded through the introduction to private equity firms whose focus was to pursue investments in mid market later stage companies with the goal of building value through opportune acquisitions.

From 1998 to 2001, Mr. Palmer was Director of Sales and Customer Service for NBS Technologies, a Visa and MasterCard certified manufacturer of credit and debit cards for Canadian banks, retail and various other financial institutions.  Mr. Palmer inherited a sales team that had recently lost two reps in the prime markets of Toronto and Montreal and had a poor internal relationship with their production department.  Mr. Palmer hired two senior sales reps to replace the individuals that had departed and joined the competition.  Despite the time lost due to the hiring and training of new reps, revenue in the first year dropped by only 4% year over year.  Revenue in the second year increased almost 15% with a renewed relationship with clients and internal departments.

From 1994 to 1998, Mr. Palmer held the dual role at Banyan Systems of Canadian Marketing Manager and Channel Manager.  By hiring a new PR Agency and involvement in a rigorous trade show calendar, Banyan’s visibility in the Canadian end-user market was greatly enhanced, resulting in revenue increases of approximately 20% each year.  Creating innovative programs for the channel partners in Canada and closely managing their training and on-going support solidified the solid relationship between Banyan and their channel partners.

From 1988 to 1994, Mr. Palmer was the Regional Sales Manager for C.Itoh Electronics, a Japanese printer/terminal manufacturer.  By closely managing both regional and national accounts in Ontario, Mr. Palmer and his staff maintained revenue growth consistent with Senior Management’s expectations.  Managing various co-op and MDF fund programs along with an aggressive trade-show campaign grew the base of resellers and solidified the relationship between the resellers and C.Itoh.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Palmer other business interests and his involvement in Eco Energy Pumps.

EXECUTIVE COMPENSATION

Eco Energy Pumps has made no provisions for paying cash or non-cash compensation to its sole Officer and Director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (October 14th, 2008) through January 31, 2009.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John David Palmer President	2008	0	0	0	0	0	0	0	0

We did not pay any salaries in 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of January 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
John David Palmer	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Eco Energy Pumps has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Eco Energy Pumps may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (October 14th, 2008) through January 31, 2009.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John David Palmer	0	0	0	0	0	0	0

At this time, Eco Energy Pumps has not entered into any employment agreements with its sole Officer and Director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole Officer and Director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole Officer and Director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	John David Palmer, 2665 Windwood Drive, Suite 208 Mississauga, Ontario, Canada L5N 2P2	9,300,000	100%	69.9%	77.4%	85.0%	92.5%

	All Officers and Directors as a Group (1 person)	9,300,000	100%	69.9%	77.4%	85.0%	92.5%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr.Palmer is the only “promoter” of our Company.

Our sole Officer and Director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 6, 2008, we issued a total of 9,300,000 shares of common stock to Mr. John David Palmer, our sole Officer and Director, for total cash consideration of $9,300. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

[Back Page of Prospectus]

PROSPECTUS

ECO ENERGY PUMPS, INC.

 4,000,000 Shares of
Common Stock

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2009 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS MARCH 20, 2009

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

 The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.46
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing Fees	$200
Transfer Agent Fees	$1,500
Accounting fees and expenses	$2,000
Legal fees and expenses	$2,000
Total	$5,704

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

Eco Energy Pumps is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

November 6, 2008

On November 6, 2008, we issued 9,300,000 shares of common stock to John David Palmer, our sole Officer and Director, for total consideration of $ 9,300, or $0.001 per share.  The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document Description
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of Registrant
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC regarding the legality of the securities being registered*
23.1	Consent of legal counsel*
23.2	Consent of Moore & Associates, Chartered

*Contained in Exhibit 5.1

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, State of Ontario, on this 20th day of March, 2009.

ECO ENERGY PUMPS, INC.

/s/ John David Palmer

John David Palmer

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John David Palmer, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Eco Energy Pumps, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ John David Palmer

John David Palmer

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

March 20, 2009